UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 21, 2011

EnergyConnect Group, Inc.
(Exact name of Company as specified in its charter)
___________
(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

901 Campisi Way, Suite 260
Campbell, CA 95008
(Address of principal executive offices, with zip code)

(408) 370-3311
(Company’s telephone number, including area code)
___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2011, the Compensation Committee of the Board of Directors of EnergyConnect Group, Inc. (the “Compensation Committee”) approved the EnergyConnect Group, Inc. Incentive Plan.  The Plan is effective as of January 20, 2011 and shall continue in effect until modified or terminated by the Compensation Committee.  The purposes of the plan is to drive superior performance of the company, to align, motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain performance goals and to retain key executives.  Officers and other key employee designated by the Compensation Committee are eligible to participate in the plan.

Bonuses paid under the plan will be based on attainment of corporate and strategic business objectives and/or the participant’s contribution to the company. The plan administrator will establish the performance period or periods for the plan, the performance goals for each performance period and the target bonus amount for each participant.  Performance goals and target bonus amounts may be established, and once established, may be modified, by the Compensation Committee at any time, as determined appropriate in the Compensation Committee’s sole discretion.  Performance goals may include one or more objective measurable performance factors, including, but not limited to, the following: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) debt or debt-to-equity; (xiii) accounts receivable; (xiv) writeoffs; (xv) cash; (xvi) assets; (xvii) liquidity; (xviii) operations; (xvix) product development; (xx) regulatory activity; (xxi) management; (xxii) human resources; (xxiii) corporate governance; (xxiv) information technology; (xxv) business development; (xxvi) strategic alliances, licensing and partnering; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units.

The administrator has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of a bonus otherwise payable to a participant with respect to any performance period. A participant must be on the company's payroll at the end of the applicable performance period to be eligible to receive a bonus under the plan.  Bonuses paid under the plan will be paid in cash as soon as practicable following the end of the applicable performance period and, in any event, by March 15th of the year following the year in with the Performance Period ends.

A copy of the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.02	Financial Statements and Exhibits.

(d) Exhibits.

10.1	EnergyConnect Group, Inc. Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer